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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              November 15, 2004


                           PRESIDENT CASINOS, INC.
              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-20840                      51-0341200
(State of Incorporation)     (Commission File No.)            (IRS Employer
                                                           Identification No.)


802 North First Street, St. Louis, Missouri                      63102
 (Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 622-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item  1.01  Entry into a Material Definitive Agreement

  On November 16, 2004, President Casinos, Inc. ("Registrant") announced that its subsidiaries The President Riverboat Casino-Mississippi, Inc. ("PRC-Mississippi"), Vegas Vegas, Inc. ("VVI"), and President Broadwater Hotel, LLC ("PBLLC") (collectively with PRC-Mississippi and VVI, "Sellers"), on the one hand, and Broadwater Properties, LLC ("Purchaser") entered into a Sale and Purchase Agreement (the "Purchase Agreement") pursuant to which the Purchaser will acquire from the Sellers substantially all of the real and personal property associated with the Registrant's Biloxi, Mississippi operations. Under the terms of the Purchase Agreement, the purchase price for the transaction will be approximately $66.0 million, subject to certain adjustments. J. Edward Connelly and Associates, Inc., an entity controlled by John E. Connelly, the Registrant's Chairman and Chief Executive Officer, holds a Class B membership interest in PBLLC.

  Each of PRC-Mississippi and VVI is a debtor-in-possession in a Chapter 11 bankruptcy proceeding pending in the United States Bankruptcy Court for the Eastern District of Missouri. The Purchase Agreement represents a "stalking horse" bid that is subject to overbidding at an auction that is expected to be held on or about December 16, 2004, and subsequent approval of the bankruptcy court. The closing of the transaction will also be subject to various other closing conditions as set forth in the Purchase Agreement, including without limitation expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and Purchaser's receipt of authority from the State of Mississippi to construct a condominium development on the real property included in the transaction. It is anticipated that the operations will continue in Biloxi with the new owners. This description of the Purchase Agreement and the proposed transaction is qualified in its entirety by reference to the complete agreement that is attached as Exhibit
2.1 hereto and incorporated herein by reference.

Item  9.01  Financial Statements and Exhibits.

            (c)  Exhibits.  See Exhibit Index.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRESIDENT CASINOS, INC.


Date:     November 19, 2004            By: /s/ Ralph J. Vaclavik
                                       ---------------------------------------
                                            Ralph J. Vaclavik
                                            Senior Vice President and
                                            Chief Financial Officer

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                                EXHIBIT INDEX


Exhibit Number     Description

      2.1 Sale and Purchase Agreement, dated as of November 15, 2004, by and between The President Riverboat Casino-Mississippi, Inc., Vegas, Vegas, Inc. (each a debtor in Case No. 02-53005-172 pending in the United States Bankruptcy Court for the Eastern District of Missouri), President Broadwater Hotel, LLC, on the one hand, and and Broadwater Properties, LLC, on the other hand.

       99          Press Release dated November 16, 2004, issued by President
                   Casinos, Inc.